UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2006

BLUEGATE CORPORATION
(Exact name of registrant as specified in its Charter)

Nevada	000-22711	76-0640970
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 North Post Oak, Road, Suite 600, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
Including Area Code: (713) 686-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 21, 2006, the Company entered into an Agreement with MedAllies, Inc., of Fishkill, New York, which provides for the endorsement of Bluegate as its preferred provider for network integration and managed services in the Hudson Valley area of New York State. Bluegate will provide each affiliated medical practice with its Medical Grade Network which includes secure internet connectivity, support services, security appliances (firewalls), assessments, access control software, and other internetworking tools. The Agreement is for a term of three years and may be terminated by MedAllies with 12 months written notice.

MedAllies, a technology service company, manages a community-wide health information technology platform which includes the Taconic Health Information Network and Communities (THINC) health information exchange(HIE) and a healthcare portal with interoperability between competing vendor applications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGATE CORPORATION

Date: August 24, 2006	/s/ Manfred Sternberg
Manfred Sternberg
Chief Executive Officer